SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2008 (January 31, 2008)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court,
Suite 1600
Dallas, Texas	75201-6915
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On January 31, 2008, Holly Corporation (“Holly”), Holly UNEV Pipeline Company (“Holly UNEV”), Navajo Pipeline Co., L.P. (“Navajo”), Holly Logistic Services, L.L.C. (“Holly GP”), HEP Logistics Holdings, L.P. (the “General Partner”), Holly Energy Partners, L.P. (the “Partnership”), HEP Logistics GP, L.L.C. (the “OLP GP”) and Holly Energy Partners-Operating, L.P. (“HEP-Operating” and, together with Holly, Holly UNEV, Navajo, Holly GP, the General Partner, the Partnership, OLP GP and HEP-Operating, the “Parties”) entered into an Option Agreement (the “Agreement”) whereby Holly UNEV granted HEP-Operating an option to purchase all of the equity interests (the “Interests”) of UNEV Pipeline, LLC (“UNEV”) held by Holly UNEV. UNEV is currently constructing, and will own and operate upon its completion, a pipeline capable of transporting refined petroleum products from Salt Lake City, Utah to Las Vegas, Nevada (the “UNEV Pipeline”). Each of Holly UNEV, Navajo, Holly GP, the General Partner and UNEV are subsidiaries of Holly. Holly UNEV currently owns 75% of the equity interests in UNEV.
     Under the Agreement, HEP-Operating has the option (the “Option”), for a period of 180 days beginning on the first business day following the date upon which the Board of Directors of Holly UNEV determines that the UNEV Pipeline is operational (the “Project Completion Date”), to purchase the Interests. The purchase price under the Option will be equal to the sum of all unreturned capital contributions and any unpaid working capital advances from Holly UNEV to UNEV, plus a return on each of these amounts equal to 7% per annum, plus any free cash flow (defined as net income or net loss plus all depreciation or amortization) from the time UNEV Pipeline is completed (the sum of these amounts minus all distributions made to Holly UNEV as a member of UNEV, the “Option Purchase Price”) and is subject to customary post-closing adjustment.
     The Agreement also provides that if Holly UNEV decides to terminate the UNEV Pipeline, HEP-Operating will have the option (the “Termination Option”), for a period of 30 days following such determination by Holly UNEV, to purchase the Interests. The purchase price under the Termination Option will be equal to the sum of all unreturned capital contributions and any unpaid working capital advances from Holly UNEV to UNEV, plus a return on each of these amounts equal to 7% per annum, plus any free cash flow (defined as net income or net loss plus all depreciation or amortization) from the time UNEV Pipeline is operational (the sum of these amounts minus all distributions made to Holly UNEV as a member of UNEV, the “Termination Option Purchase Price”) and is subject to customary post-closing adjustment. The Option Purchase Price or the Termination Option Purchase Price, as applicable, is payable in cash; however, at the option of Holly UNEV, up to five percent of the Option Purchase Price or Termination Option Purchase Price, as applicable, will be payable in the Partnership’s common units valued based on the average closing price for the five trading days ending on the date immediately prior to the closing of the Option (the “Closing”) or the Termination Option (the “Termination Option Closing”), as applicable.
     The Parties have made customary representations, warranties, covenants and agreements under the Agreement. The Closing or the Termination Option Closing, as applicable, is subject to various customary closing conditions, including (1) there not being in effect any injunction or other decree or ruling in effect that would prevent the sale or purchase of the Interests; (2) receipt of antitrust clearance; and (3) the absence of any material adverse change in the UNEV Pipeline.
     The Agreement is subject to termination prior to the Closing or the Termination Option Closing (1) by mutual consent of Holly UNEV and HEP-Operating; (2) by either Holly UNEV or HEP-Operating if the Closing or the Termination Option Closing, as applicable, has not occurred on or prior to the earliest of (a) December 31, 2009, subject to extension for certain force majeure events, (b) the first day of the month following the month in which HEP-Operating delivers written notice of its intent to exercise the Termination Option, subject to an extension if the first day of such month is less than five business days after the delivery of such written notice (the “Termination Option Closing Date”), subject to an extension if the sole reason that the Termination Option Closing has not occurred on or prior to the Termination Option Closing Date is because of the failure to obtain antitrust approval, or (c) 90 days after the Option has been exercised if the Closing has not occurred; (3) by either Holly UNEV or HEP-Operating if (a) the Option has not been exercised prior to or on the 180th day following the Project Completion Date or (b) Holly UNEV causes UNEV to terminate the UNEV Pipeline and the Termination Option has not been exercised prior to or on the 30th day following the date Holly UNEV notifies HEP-Operating of such determination; (4) by either Holly UNEV or HEP-Operating if a governmental authority shall have issued an order or taken any other action, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Agreement; or (5) by either Holly UNEV or HEP-Operating in the event of a breach by

Holly GP, the General Partner, the Partnership, the OLP GP and any subsidiary of any such entity or Holly or certain subsidiaries of Holly (in each case subject to a right to cure), as applicable, of any representation, warranty, covenant or other agreement contained in the Agreement such that certain closing conditions would not be satisfied.
     Under the Agreement, from and after the Closing or the Termination Option Closing, as applicable, HEP-Operating will indemnify Holly and certain of its subsidiaries, including Holly UNEV (collectively, the “Holly Indemnified Parties”), against liabilities associated with any third-party claim arising out of or related to any event, circumstance or occurrence prior to the Closing or the Termination Option Closing, as applicable, related to the UNEV Pipeline project. The indemnification obligations of HEP-Operating described above will not apply to any liabilities that primarily result from or arise out of any Holly Indemnified Party’s gross negligence, bad faith or willful misconduct.
     In addition to the relationship between the Parties created under the Agreement, Holly owns 7,000,000 subordinated units and 70,000 common units of the Partnership, representing a 45% ownership interest in the Partnership, including the 2% general partner interest, by which Holly indirectly owns and controls the General Partner. Additionally, the Parties have certain commercial relationships as further described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006.
     This affiliation created a conflict of interest in the General Partner. In recognition of that conflict, the board of directors of Holly GP, the general partner of the General Partner, submitted the proposed Agreement for resolution of the conflict to the Conflicts Committee of the board of directors of Holly GP, a committee of independent directors. Acting pursuant to provisions of the partnership agreement of the Partnership, the Conflicts Committee reviewed the transaction and determined that the transaction was fair to the Partnership.
Item 3.02 Unregistered Sale of Equity Securities
     Upon the Closing or the Termination Option Closing described in Item 1.01 of this report, the Partnership may be required to issue its common units in an amount totaling up to five percent of the Option Purchase Price or the Termination Option Purchase Price, as applicable, as partial consideration for the Interests. The Partnership’s common units issued upon the Closing or Termination Option Closing, if any, will be issued to Holly UNEV in a private offering conducted in accordance with the exemptions from the registration requirements of the Securities Act of 1933 (the “Securities Act”) afforded by Section 4(2) of the Securities Act.
     The description of the Agreement herein is qualified by reference to the copy of the Option Agreement, filed as Exhibit 10.1 of this report, which is incorporated by reference into this report in its entirety.
     Item 9.01 Financial Statements and Exhibits.

Exhibit
Number		Exhibit Title

10.1	—	Option Agreement, entered into on January 31, 2008, by and among Holly, Holly UNEV, Navajo, Holly GP, the General Partner, the Partnership, OLP GP and HEP-Operating.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P.
its General Partner

By:	Holly Logistic Services, L.L.C., its
General Partner

	By:	/s/ Bruce R. Shaw
Bruce R. Shaw Senior Vice President and Chief Financial Officer

Date: February 5, 2008

EXHIBIT INDEX

Exhibit
Number		Exhibit Title

10.1	—	Option Agreement, entered into on January 31, 2008, by and among Holly, Holly UNEV, Navajo, Holly GP, the General Partner, the Partnership, OLP GP and HEP-Operating.